Exhibit 4.2

(Face of Security)

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depositary Trust Company, a New York corporation (“DTC”) or a nominee of DTC. This Security is exchangeable for Securities registered in the name of a person other than DTC or its nominee only in limited circumstances described in the Indenture, and may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such a successor depository.

REGISTERED NO. R-[ ]	$	[	]

CUSIP No. 743315 AW3

THE PROGRESSIVE CORPORATION

3.20% SENIOR NOTE DUE 2030

THE PROGRESSIVE CORPORATION, an Ohio corporation (the “Issuer”), for value received, hereby promises to pay to CEDE & Co., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041 or registered assigns, at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, the principal sum of [                     ] ($                    ) on March 26, 2030 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semiannually on March 26 and September 26 of each year (each, an “Interest Payment Date”), commencing on September 26, 2020, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the March 26 or the September 26, as the case may be, next preceding the date of this Note to which interest has been paid, unless no interest has been paid on this Note, in which case from March 26, 2020, until payment of said principal sum has been made or duly provided for at the office or agency maintained by the Issuer for such purpose; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 11 or September 11, as the case may be, next preceding the related Interest Payment Date except that any interest payable upon maturity or earlier redemption of this Note will be payable to the person to whom the principal of this Note is payable.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, The Progressive Corporation has caused this instrument to be signed by its duly authorized officers.

THE PROGRESSIVE CORPORATION

By:
John P. Sauerland
Vice President

Attest:
Daniel P. Mascaro
Secretary

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Back of Security)

THE PROGRESSIVE CORPORATION

3.20% SENIOR NOTE DUE 2030

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 12, 2018, as heretofore supplemented and amended (herein called the “Indenture”), between the Issuer and U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Security is one of a series designated as the “3.20% Senior Notes due 2030” of the Issuer (herein called the “Notes”) initially limited in aggregate principal amount to $500,000,000. The Issuer may, without the consent of Holders, increase the principal amount of the Notes in the future by issuing additional Notes on the same terms and conditions and with the same CUSIP Number(s) as the Notes.

If any Interest Payment Date or the Maturity Date or any earlier Redemption Date (as defined below) falls on any date that is not a Business Day, then the related payment will be made on the next succeeding Business Day, without any interest or other additional payment in respect of the delay. “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York.

In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the final maturity of any Security, or reduce the principal amount thereof or any amount payable upon redemption thereof, or change the currency of payment thereof, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations. The Notes are subject to redemption upon not more than 60 or less than 30 days’ notice by mail, in whole at any time or in part from time to time at the option of the Issuer on any date (a “Redemption Date”), at a redemption price equal to the accrued and unpaid interest on the principal amount being redeemed to the Redemption Date plus the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the Notes to be redeemed, discounted to the Redemption Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at rate equal to the Treasury Rate (as defined below), plus 35 basis points; provided, however, that if the Issuer redeems any Notes on or after December 26, 2029, the redemption price for such Notes shall equal the accrued and unpaid interest on the principal amount being redeemed to the Redemption Date plus 100% of the principal amount of Notes to be redeemed.

“Remaining Scheduled Payments” means, with respect to any redemption, the remaining scheduled payments of the principal and interest, exclusive of interest accrued to the Redemption Date, that would be due after the Redemption Date of the Notes to be redeemed assuming such Notes were not redeemed and were held until December 26, 2029.

“Treasury Rate” means, with respect to any redemption, an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

“Comparable Treasury Issue” means, with respect to any redemption, the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for such purpose, that the Notes matured on December 26, 2029) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) selected by the Issuer.

“Comparable Treasury Price” means, with respect to any redemption, (i) the average of three Reference Treasury Dealer Quotations (as defined below) obtained by the Trustee for the Redemption Date after excluding the highest and lowest of five Reference Treasury Dealer Quotations (as defined below) obtained or (ii) if the Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Reference Treasury Dealers” means, with respect to any redemption, BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (or any of their respective affiliates so long as such affiliate is and continues to be a primary U.S. Government securities dealer) and one other primary U.S. Government securities dealer chosen by the Issuer. If any of the foregoing ceases to be a primary U.S. Government securities dealer, the Issuer will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotation” means, with respect to any redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer at the office of the Trustee in Boston, Massachusetts, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.